Exhibit (2)(s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

SKYBRIDGE MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price[1]	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Shares of Limited Liability Company Interests	Rule 415(a)(6)	—	—	$1,807,569,453(1)		$0.00	N-2	333-265264	7/31/2022	$135,311

Total Offering Amounts						$1,807,569,453(1)		$0.00

Total Fees Previously Paid								$135,311

Total Fee Offsets								$0.00

Net Fee Due								$0.00

(1)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (“Rule 415(a)(6)”), the Registrant is carrying forward to this Registration Statement unsold securities in the amount of $1,807,569,453 that the Registrant previously registered on its Registration Statement on Form N-2 (File Nos. 333-265264 and 811-21190), initially effective on July 31, 2022 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6), the registration fees in the amount of $135,311.00 previously paid with respect to such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date